Exhibit 10.1

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                            Asset purchase agreement


                                  by and among

                            B.E.M. Enterprise, Ltd.,
                               Escada (USA) Inc.,
                                 Candie's, Inc.
                                       and
                          Badgley Mischka Licensing LLC


                                October 29, 2004


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                                Table of Contents


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                                                                                                               Page

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ARTICLE I            SALE AND PURCHASE OF CERTAIN OF THE COMPANY'S ASSETS.........................................1

   SECTION 1.01            Purchased Assets.......................................................................1

   SECTION 1.02            Excluded Assets........................................................................2

   SECTION 1.03            Assignment of Rights by the Company....................................................2

   SECTION 1.04            Absence of Consent.....................................................................2

ARTICLE II           PURCHASE PRICE; ASSUMPTION OF CERTAIN LIABILITIES............................................2

   SECTION 2.01            Purchase Price.........................................................................2

   SECTION 2.02            Share Payment Adjustment...............................................................3

   SECTION 2.03            Allocation of Purchase Price...........................................................3

   SECTION 2.04            Assumption of Certain Liabilities......................................................3

   SECTION 2.05            Excluded Liabilities...................................................................3

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES.........................................4

   SECTION 3.01            Organization; Good Standing............................................................4

   SECTION 3.02            Authority Relative to this Agreement...................................................4

   SECTION 3.03            No Conflicts; No Violations............................................................4

   SECTION 3.04            Real Property..........................................................................4

   SECTION 3.05            Intellectual Property Rights...........................................................5

   SECTION 3.06            Title to Assets; Validity of Assumed Agreements........................................6

   SECTION 3.07            Financial Statements...................................................................6

   SECTION 3.08            No Undisclosed Liabilities; No Special Customer Arrangements...........................6

   SECTION 3.09            Legal Proceedings......................................................................6

   SECTION 3.10            Securities Act Compliance..............................................................7

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   SECTION 3.11            Disclaimer.............................................................................8

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES..........................................8

   SECTION 4.01            Organization; Good Standing............................................................8

   SECTION 4.02            Authority Relative to this Agreement...................................................8

   SECTION 4.03            No Violations..........................................................................9

   SECTION 4.04            Acknowledgement of Condition of Business...............................................9

   SECTION 4.05            Validity of Shares Issued..............................................................9

   SECTION 4.06            SEC Reports; Financial Statements......................................................9

   SECTION 4.07            Listing and Maintenance Requirements Compliance.......................................10


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ARTICLE V            CONDITIONS TO CLOSING.......................................................................10

   SECTION 5.01            Conditions to Obligations of the Buyer Parties........................................10

   SECTION 5.02            Conditions to Obligations of the Seller Parties.......................................11

ARTICLE VI           CLOSING.....................................................................................12

   SECTION 6.01            Closing Date..........................................................................12

   SECTION 6.02            Deliveries by the Seller Parties......................................................13

   SECTION 6.03            Deliveries by the Buyer Parties.......................................................13

ARTICLE VII SURVIVAL; INDEMNIFICATION............................................................................13

   SECTION 7.01            Survival Past Closing.................................................................13

   SECTION 7.02            Indemnification by the Seller Parties.................................................13

   SECTION 7.03            Indemnification by the Buyer Parties..................................................14

   SECTION 7.04            Limitation on Indemnification.........................................................14

   SECTION 7.05            Indemnification Procedures............................................................14

ARTICLE VIII ACTIONS AFTER CLOSING...............................................................................16

   SECTION 8.01            Books and Records.....................................................................16

   SECTION 8.02            Leased Premises and Limited Trademark License.........................................16

   SECTION 8.03            Current Information...................................................................17

   SECTION 8.04            Registration Rights...................................................................17

   SECTION 8.05            Further Assurances....................................................................17

   SECTION 8.06            Non-Disparagement.....................................................................18

   SECTION 8.07            Disposal of Existing Inventory........................................................18

ARTICLE IX NOTICES   18

ARTICLE X MISCELLANEOUS..........................................................................................19

   SECTION 10.01           Expenses..............................................................................19

   SECTION 10.02           Entire Agreement......................................................................20


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   SECTION 10.03           Amendments and Waivers................................................................20

   SECTION 10.04           Successors and Assigns................................................................20

   SECTION 10.05           Governing Law.........................................................................20

   SECTION 10.06           Severability..........................................................................20

   SECTION 10.07           No Third-Party Beneficiaries..........................................................20

   SECTION 10.08           Attorneys' Fees.......................................................................20

   SECTION 10.09           Remedies..............................................................................21

   SECTION 10.10           Captions..............................................................................21

   SECTION 10.11           Counterparts..........................................................................21

   SECTION 10.12           Certain References....................................................................21

   SECTION 10.13           Interpretation........................................................................21

   SECTION 10.14           Joint and Several Liability...........................................................21



   SECTION 10.15           Broker................................................................................22

   SECTION 10.16           Confidentiality.......................................................................22

   SECTION 10.17           Bulk Sales Laws.......................................................................22

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ANNEXES

         ANNEX A                          Defined Terms

EXHIBITS

         EXHIBITS 6.02(iii)(a) and (b)    Master Trademark Assignment Agreements

         EXHIBIT 8.04                     Registration Rights Agreement


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                            ASSET PURCHASE AGREEMENT

                  AGREEMENT (this "Agreement"), made and entered into as of this 29th day of October, 2004, by and among CANDIE'S, INC., a Delaware corporation ("Candie's"), Badgley Mischka Licensing LLC, a Delaware limited liability company and a wholly owned subsidiary of Candie's ("Buyer", and together with Candie's, the "Buyer Parties"), B.E.M. ENTERPRISE, LTD., a Delaware corporation (the "Company"), and ESCADA (USA) INC., a Delaware corporation ("Escada", and together with the Company, the "Seller Parties").


                              w i t n e s s e t h:

                  WHEREAS, the Company is engaged in the business (the "Business") of the design, marketing and sale of high-end women's clothing, shoes and handbags (the "Product"), and desires to sell to Buyer the Purchased Assets (as defined below) as more specifically set forth below;

                  WHEREAS, Buyer desires to purchase from the Company the Purchased Assets and in that connection will assume certain specified obligations related to the Business on the terms and conditions set forth herein; and

                  WHEREAS, all capitalized terms used and not otherwise defined herein shall have the meanings set forth in Annex A.

                  NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
              SALE AND PURCHASE OF CERTAIN OF THE COMPANY'S ASSETS

SECTION 1.01 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall sell, assign, convey, transfer and deliver or shall cause to be sold, assigned, conveyed, transferred and delivered to Buyer, and Buyer shall purchase, acquire, receive and accept, as they exist on the Closing Date, the assets and properties owned by or leased to the Company and/or Parent listed below (the "Purchased Assets"):

(a) The Trademarks and Intellectual Property;

(b) The Design and Marketing Assets;

(c) The leasehold interest of the Company, as lessee, in the retail premises located at 2 Rodeo Drive, Beverly Hills, California (the "California Leased Premises"), together with all fixtures and equipment of the Company located thereon; provided, that Buyer shall have no rights, nor incur any obligations or liabilities, with respect to the California Leased Premises, or any fixtures and equipment of the Company located thereon, until January 1, 2005;

(d) All of the uncompleted portion and full benefit of the Assumed Agreements;
and

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(e) To the extent transferable, the insurance policies set forth on Schedule
1.01(e).

SECTION 1.02 Excluded Assets. The Seller Parties are not hereunder selling and Buyer is not hereunder buying, receiving or accepting any assets other than the Purchased Assets, including, but not limited to, any of the following with respect to the Company: (i) the Company's cash on hand or in banks and any cash equivalents as of the Closing Date; (ii) all accounts receivable of the Company as of the Closing Date, (iii) all inventory and raw materials of the Company,
(iv) the leasehold interest of the Company, as lessee, in the office premises located at 525 Seventh Avenue, New York, New York; (v) the corporate charter, qualifications to conduct business as a foreign corporation, and the minute books, stock transfer books and similar documents or records relating to the organization, maintenance and existence of the Company as a corporation; (vi) any of the Seller Parties' rights under this Agreement and each contract or writing executed or delivered in connection with this Agreement, together with any amendment or supplement to any of the foregoing (including this Agreement, the "Transaction Documents"); and (vii) any asset specifically identified on
Schedule 1.02 (collectively, the "Excluded Assets").

SECTION 1.03 Assignment of Rights by the Company. On the Closing Date, without limiting the generality of Section 1.01, the Company shall assign to Buyer all of the Company's rights in and to the agreements set forth on Schedule 1.03 (collectively, the "Assumed Agreements").

SECTION 1.04 Absence of Consent. Notwithstanding the foregoing, there shall not be assigned to Buyer any Assumed Agreement, if an attempted assignment thereof without the consent of the other party or parties thereto would constitute a breach thereof or in any way adversely affect the rights of the Company thereunder and such consent is not obtained, or if an attempted assignment would be ineffective or would affect the rights of the Company thereunder so that Buyer would not, in fact, receive the material benefits thereof. The Company covenants and agrees that the beneficial interest in and to any such agreement shall, to the extent permitted by the relevant agreement and/or by law, pass to Buyer, and the Company covenants and agrees: (a) that it will hold and declare that it holds all such agreements in trust for the benefit of Buyer, its successors and assigns, from and after the Closing Date; (b) to use commercially reasonable efforts to obtain and secure any and all consents and approvals that may be necessary to effect such assignment or assignments of the same; (c) to make or complete such assignment or assignments as soon as reasonably possible; and (d) to cooperate with Buyer in any other reasonable arrangement designed to provide for actions necessary to enable the Company to fulfill any such agreements until an effective assignment thereof to Buyer can be obtained, and the parties agree to cooperate and take all necessary actions, including accountings between parties, to assure that Buyer shall receive all of such benefits, rights, obligations and duties under such agreements.

ARTICLE II
                PURCHASE PRICE; ASSUMPTION OF CERTAIN LIABILITIES

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SECTION 2.01 Purchase Price. The purchase price for the Purchased Assets shall be $950,000 (the "Purchase Price"). Subject to Section 2.02, the Purchase Price shall be paid by delivery to the Company (or its designee) of such number of shares (the "Share Payment") of common stock, par value $0.001, of Candie's (the "Candie's Common Stock"), as determined by dividing (x) the Purchase Price by
(y) the closing sale price of Candie's Common Stock on the business day immediately prior to the Closing Date (the "Closing Price") as quoted on the National Market System of the Nasdaq Stock Market ("Nasdaq").

SECTION 2.02      Share Payment Adjustment.

(a) On the Reset Date, the Share Payment shall be subject to upward adjustment in the event the closing sale price of the Candie's Common Stock on the Reset Date (or, if the Reset Date is not a business day, the business day immediately prior to the Reset Date) (the "Reset Price") as quoted on Nasdaq (or such other securities exchange or over-the-counter market on which the Candie's Common Stock is then listed) is less than the Closing Price. In such event, the Share Payment shall be recalculated based on the Reset Price and Candie's shall deliver to the Company (or its designee) a number of additional shares of Candie's Common Stock equal to the difference between the number of shares delivered on the Closing Date and the number of shares determined by dividing the Purchase Price by the Reset Price.1

(b) If the Candie's Common Stock is not quoted on Nasdaq or listed on any other securities exchange or over-the-counter market on the Reset Date, then for purposes of Section 2.02 the closing sale price of the Candie's Common Stock on the Reset Date shall equal its fair market value as mutually determined by Candie's and Escada. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by Candie's and Escada. The determination of the appraiser shall be final and binding upon the parties and Candie's and Escada shall share equally in the fees and expenses of such appraiser.

SECTION 2.03 Allocation of Purchase Price. The parties hereto agree to allocate the Purchase Price (and all other capitalized costs) among the Purchased Assets as set forth in Schedule 2.03 and in accordance with Section 1060 of the Code and the regulations promulgated thereunder (the "Allocation"). The Company and the Buyer hereby undertake and agree to file timely any information that may be required to be filed pursuant to treasury regulations promulgated under Section 1060 of the Code. Neither the Company nor the Buyer shall file any tax return or other document or otherwise take any position which is inconsistent with the Allocation determined pursuant to this Section 2.03.

SECTION 2.04 Assumption of Certain Liabilities. As additional consideration, on the Closing Date, Buyer shall assume and become liable for all obligations and liabilities of the Company accruing or arising after the Closing Date pursuant to the Assumed Agreements (collectively, the "Assumed Liabilities").

SECTION 2.05 Excluded Liabilities. The liabilities assumed pursuant to Section
2.04 exclude, and Buyer does not assume or have any responsibility with respect to, any other liabilities or obligations of any nature whatsoever of the Seller Parties, including liabilities or obligations: (i) for taxes of any kind whatsoever, (ii) for costs and expenses incurred in connection with negotiating the Transaction Documents and performing the transactions contemplated thereby and (iii) under any Transaction Document (the "Excluded Liabilities").


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1 By was of example, if the closing price of the Candie's Common Stock on the day prior to the Closing Date is $10, the Company will receive 95,000 shares (950,000/10). If the closing price of the Candie's Common Stock on the Reset Date is $8, the Company will receive an additional 23,750 shares (950,000/8 = 118,750-95,000 = 23,750).

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ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

                  Except as set forth on the disclosure schedule, with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates (the "Company Disclosure Schedule"), the Seller Parties hereby represent and warrant, as follows:

SECTION 3.01 Organization; Good Standing. Escada is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to carry on its business as now conducted, and to own and lease the Purchased Assets. Parent is a corporation duly organized, validly existing and in good standing under the laws of Germany, with all requisite corporate power to own its portion of the Purchased Assets.

SECTION 3.02 Authority Relative to this Agreement. Each of the Seller Parties has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and, along with Parent, the documents and instruments to be executed and delivered by them pursuant hereto and to perform fully their obligations hereunder and thereunder. The execution, delivery and performance by the Seller Parties of this Agreement and, along with Parent, the documents and instruments to be executed and delivered by them pursuant hereto have been duly authorized by all requisite corporate action. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by the Seller Parties and are and will be the legal, valid and binding obligations of the Seller Parties and/or Parent, as applicable, enforceable against them in accordance with their terms.

SECTION 3.03 No Conflicts; No Violations. Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Seller Parties and Parent nor the consummation by the Seller Parties and Parent of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of such party's Certificate of Incorporation or By-laws, (ii) except for the Real Property Lease, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or result in the creation of any Lien (except for Permitted Liens) in or upon any of the Purchased Assets or require any consent, approval or notice under, any license, contract, agreement, lease or other instrument or obligation to which the Company is a party or by which it or any of the Purchased Assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, the Parent, or any of the Purchased Assets.



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SECTION 3.04 Real Property. A true and correct copy of the real property lease underlying the California Leased Premises (the "Real Property Lease") has been delivered to Buyer. Except as set forth on Schedule 3.04, the Company has not received notice that the Company is, and to the knowledge of Escada neither the Company nor any other party to the Real Property Lease is, in material default under the Real Property Lease. To Escada's knowledge, there exists no material default or event of default by any Person party to the Real Property Lease or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default by any Person party thereto.

SECTION 3.05      Intellectual Property Rights.

(a) Attached hereto as Schedule 3.05 is a true and complete list of all Trademarks. Except as disclosed on Schedule 3.05: (i) the Company or Parent, as indicated, is the sole and exclusive owner of the Trademarks and, to the knowledge of Escada and Parent, has the sole and exclusive right to use the Trademarks on the Product and the goods for which trademark applications are pending in the same manner in which they have been or are now being used, (ii) there are no claims, demands and/or proceedings pending or, to the knowledge of Escada and Parent, threatened, that pertain to or challenge the right of the Company or Parent to use such Trademarks and (iii) neither the Company nor Parent has granted any licenses or other rights and has no obligation to grant licenses or other rights with respect thereto. All Trademarks and Intellectual Property that are registered with, filed with or issued by any governmental entity is listed on Schedule 3.05 attached hereto and each such registration, filing and issuance is in full force and effect. Except as disclosed on Schedule 3.05, to the extent the design of the Product sold or to be sold by the Company (whether generated or stored by or on a computer or otherwise) contains any copyrightable subject matter that is not owned by the Company under the work-made-for-hire doctrine (as defined under U.S. copyright law), any and all authors of such copyrightable subject matter have executed written documents which assign to the Company all of their respective rights in and to any such copyrightable subject matter, including the right to make derivative works.

(b) Except as disclosed on Schedule 3.05, neither the Company nor Parent is a party to any license or agreement with respect to any of the Trademarks or, to the knowledge of Escada and Parent, to any agreement or license with respect to Intellectual Property. Each such agreement is a binding obligation of the Company and, to the knowledge of Escada and Parent, each of the other parties thereto, enforceable in accordance with the terms thereof.

(c) The Company owns or has the right to use the Trademarks and Intellectual Property. To the knowledge of Escada and Parent, the Company's use of the Intellectual Property and the Trademarks does not infringe any intellectual property rights of any third party. To the knowledge of Escada and Parent, there are no existing claims, and within the past six (6) years, to the knowledge of Escada and Parent, there has been no claim alleging, that the use of any of the Intellectual Property or the Trademarks by the Company has infringed or otherwise violated any intellectual property right of any third party, or challenging the validity or effectiveness of any license or agreement listed on
Schedule 3.05 or the Company's ownership of any of the Intellectual Property or its ownership or right to use the Trademarks. Except as disclosed on Schedule 3.05, there are no claims contemplated or outstanding by the Company or Parent alleging infringement of the Intellectual Property or Trademarks by any third party or relating to the validity or effectiveness of any license or other agreement listed on Schedule 3.05.

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SECTION 3.06 Title to Assets; Validity of Assumed Agreements. All of the
Purchased Assets are owned, leased or licensed by the Company or Parent, as indicated on Schedule 3.05, free and clear of all Liens whatsoever (except Permitted Liens) and the consummation of the transactions contemplated by this Agreement will not give rise to any Lien on such assets or properties. There are not, and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire or use any of the Purchased Assets (other than sales of goods in the ordinary course of business and the licenses or other agreements listed on Schedule 3.05). Each of the Purchased Assets which comprises an Assumed Agreement is in full force and effect and is valid and enforceable in accordance with its terms. The Company has not given or received from any customer or licensee any written notice or other communications regarding any actual, alleged, possible or potential violation or breach of or default under any Assumed Agreement (that has not been cured), including but not limited to any violation or breach as a result of the transactions contemplated by this Agreement.

SECTION 3.07 Financial Statements. The Company has delivered to Buyer: (a) an audited balance sheet of the Company as at October 31, 2003 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of PricewaterhouseCoopers LLP, independent certified public accountants; and (b) an unaudited profit and loss statement and balance sheet of the Company as at September 30, 2004 (the "Interim Balance Sheet"). Such financial statements fairly present in all material respects the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with International Accounting Standards. The financial statements referred to in this Section 3.07 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting records of the Company.

SECTION 3.08 No Undisclosed Liabilities; No Special Customer Arrangements. Except as set forth on Schedule 3.08, the Company has no liability except for liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the ordinary course of business of the Company since the date of the Interim Balance Sheet and executory obligations under contracts and agreements (including the Assumed Agreements). There are no unresolved material mark down costs, sales discounts, margin guarantees or any other similar arrangements due any customers of the Company relating to the sales of the Product ("Mark Downs").

SECTION 3.09 Legal Proceedings. There is no pending or, to knowledge of Escada and/or Parent, threatened legal proceeding or action of any nature whatsoever by or against the Company or Parent as it relates to or has, or could have, materially affected the Purchased Assets. To the knowledge of Escada and/or Parent, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such legal proceeding or action.

                                       6
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SECTION 3.10 Securities Act Compliance. For purposes of Candie's compliance with
Section 4(2) of the Securities Act in connection with the issuance of Candie's Common Stock, the Company represents and warrants to the Buyer Parties the following:

(a) the Company is (i) an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC) or (ii) together with the Company's representatives and advisors, has such knowledge and experience in financial and business matters that the Company is capable of evaluating the merits and risks of acquiring the shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein. The Company hereby confirms that none of the persons or entities serving as the Company's representatives and advisors is an affiliate, director, officer or other employee of Candie's, nor has any such representative or advisor advised the Company that such representative or advisor has or presently contemplates having, or has had within the past two (2) years, any material relationship with Candie's;

(b) the Company understands and agrees that the shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein have not been registered under the Securities Act, or under any state securities laws, and that accordingly such shares may not be sold or otherwise transferred except as permitted under various exemptions from the registration provisions of the Securities Act contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act;

(c) the Company acknowledges that the Company must bear the economic risk of an investment in shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein for an indefinite period of time since such shares will not be registered under the Securities Act as of the Closing Date and therefore cannot be sold unless such shares are subsequently registered or an exemption from registration under the Securities Act is available and the Company is able to bear the economic risk of an investment in the shares;

(d) the Company understands that the shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein are being offered and sold pursuant to this Agreement in reliance upon federal and state exemptions for transactions not involving any public offering;

(e) the Company or its representatives has (i) had the opportunity to meet with and ask questions of officers and other representatives of Candie's to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and all such questions were answered to the full satisfaction of the Company and its representatives and (ii) received all materials, documents, and other information that the Company deems necessary or advisable to evaluate the shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein (including, but not limited to, the filing on Form 10-K for the fiscal year ended January 31, 2004 made by Candie's with the SEC and all periodic reports subsequently filed by Candie's with the SEC);

(f) the shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein are being and will be acquired by the Company for the Company's own account, for investment only, not as a nominee or agent, and not with a view to or in connection with any resale or distribution thereof other than in accordance with the Securities Act and other applicable securities laws; and

(g) the Company has no present intention of selling, granting any participation in, or otherwise distributing the shares of Candie's Common Stock acquired or that may be acquired by the Company pursuant to Article II herein other than in accordance with the Securities Act and other applicable securities laws, nor does the Company have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation with respect to such shares to such person or to any third person other than in accordance with the Securities Act and other applicable securities laws.

SECTION 3.11 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE SELLER PARTIES NOR ANY OF THEIR AFFILIATES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS (INCLUDING THE VALUE, CONDITION, OR USE OF ANY PURCHASED ASSET), THE BUSINESS OR OTHERWISE WITH RESPECT TO ANY OTHER INFORMATION PROVIDED TO BUYERS, WHETHER ON BEHALF OF THE SELLER PARTIES OR THEIR AFFILIATES, INCLUDING AS TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE, (B) THE OPERATION OF THE BUSINESS BY BUYERS AFTER THE CLOSING IN ANY MANNER OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE OWNERSHIP, USE OR OPERATION OF THE PURCHASED ASSETS BY BUYER AFTER THE CLOSING.

ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

                  The Buyer Parties hereby represent and warrant as follows:

SECTION 4.01 Organization; Good Standing. Candie's is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized to do business, and in good standing, under the laws of the State of New York.

SECTION 4.02 Authority Relative to this Agreement. Each of the Buyer Parties has the full legal right and power and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by them pursuant hereto and to perform fully their obligations hereunder and thereunder. The execution, delivery and performance by the Buyer Parties of this Agreement and the documents and instruments to be executed and delivered by them pursuant hereto have been duly authorized by all necessary corporate action. This Agreement and the documents and instruments to be executed and delivered pursuant hereto by the Buyer Parties are and will be the legal, valid and binding obligations of the Buyer Parties enforceable against them in accordance with their terms.

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SECTION 4.03 No Violations. Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Buyer Parties nor the consummation by the Buyer Parties of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the organizational documents of such party, (ii) require any consent, approval or notice under, any license, contract, agreement, lease or other instrument or obligation to which either of the Buyer Parties is a party or by which either of them or any of their properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer Parties or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, in the aggregate, reasonably be expected to materially impair the ability of the Buyer Parties to consummate the transactions contemplated hereby.

SECTION 4.04 Acknowledgement of Condition of Business. The Buyer Parties acknowledge that (i) the Business has incurred significant net operating losses since the inception of the Business, (ii) following the Closing Date, the Seller Parties shall not provide any cash, credit or other resources to fund the use and operation of the Purchased Assets and (iii) substantial working capital will be required to use and operate the Purchased Assets in the Business as a going concern. The Buyer Parties further acknowledge that the Purchased Assets do not constitute all of the assets necessary to operate the Company's Business as it is currently being operated by Seller Parties as a going concern.

SECTION 4.05 Validity of Shares Issued. The shares of Candie's Common Stock to be delivered to the Holders in accordance with Article II hereof will upon issuance be validly issued, fully paid and nonassessable, free and clear of all liens, and will be listed on the Nasdaq subject only to official notice of issuance.

SECTION 4.06 SEC Reports; Financial Statements. Since January 31, 2003, Candie's has timely filed with the Securities and Exchange Commission (the "SEC") all reports and other documents (collectively, the "SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), and is otherwise eligible to file a registration statement on Form S-3 covering the resale of the Candie's Common Stock. As of their respective dates, or, if amended, as of the date of such amendment, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. As of their respective dates, or, if amended, as of the date of such amendment, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the SEC Reports, as amended through the date hereof, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Candie's and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes otherwise required under GAAP).

SECTION 4.07 Listing and Maintenance Requirements Compliance. Nasdaq is the principal market on which the Candie's Common Stock is currently traded. Candie's has not in the past three years received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Candie's Common Stock is or has been listed or quoted) to the effect that Candie's is not in compliance with the listing or maintenance requirements of such market or exchange. Candie's is not aware of any facts which would reasonably lead to delisting or suspension of the Candie's Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement to the knowledge of Candie's, Candie's is and will be in compliance with all such maintenance requirements.

ARTICLE V
                              CONDITIONS TO CLOSING

SECTION 5.01 Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that the Buyer Parties may waive in writing any one or more of such conditions:

(a) Performance of Obligations. The Seller Parties shall have each complied with and performed in all material respects all the terms, covenants and conditions of this Agreement required to be complied with and performed by them on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

(b) Representations and Warranties. All of the representations and warranties made by the Seller Parties contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date).

(c) Closing Certificates. The Seller Parties shall have furnished Buyer with a certificate, dated as of the Closing Date and executed by an executive officer of each of the Seller Parties, certifying that each of the conditions set forth in Sections 5.01(a) and (b) has been satisfied.

(d) Resolutions. The Seller Parties shall have each delivered to the Buyer Parties the resolutions of their respective Board of Directors and the shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by the Seller Parties pursuant hereto and the transactions contemplated hereby and thereby, certified by the secretary of each of the Seller Parties, as applicable, and dated the Closing Date.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident thereto will be reasonably satisfactory in form and substance to the Buyer Parties and their counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(f) Employment Agreements. Buyer shall have entered into employment agreements with Mr. Mark Badgley and Mr. James Mischka on such terms and conditions as are acceptable to Buyer in its sole discretion.

(g) Compliance with Law. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect that would have the effect of restraining or prohibiting Buyer's ownership or operation of the Purchased Assets.

(h) Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Entity or other Person that are required to consummate the transactions contemplated hereby will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Buyer, and no such authorization, consent or approval will have been revoked.

(i) Consent under Real Property Lease. Buyer shall have received evidence satisfactory to it that the landlord under the Real Property Lease has consented to the assignment of the Real Property Lease.

SECTION 5.02 Conditions to Obligations of the Seller Parties. The obligations of the Seller Parties to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that the Seller Parties may waive in writing any one or more of such conditions:

(a) Performance of Obligations. The Buyer Parties shall have each complied with and performed in all material respects all the terms, covenants and conditions of this Agreement required to be complied with and performed by them on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

(b) Representations and Warranties. All of the representations and warranties made by the Buyer Parties contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, as if made on the Closing Date (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date).

(c) Closing Certificate. The Buyer Parties shall have each furnished the Seller Parties with a certificate, dated as of the Closing Date and executed by an executive officer of each of the Buyer Parties, respectively, certifying that each of the conditions set forth in Sections 5.02(a) and (b) has been satisfied.

(d) Resolutions. The Buyer Parties shall have each delivered to the Seller Parties resolutions of its respective Board of Directors authorizing the execution, delivery and performance by each of them of this Agreement and the documents and instruments to be executed and delivered by the Buyer Parties pursuant hereto and the transactions contemplated hereby and thereby, certified by the secretary of each of the Buyer Parties, respectively, and dated the Closing Date.

(e) Releases under the Employment Agreements. The Seller Parties shall have received evidence satisfactory to them that they have been released from any and all obligations accruing or arising after the Closing Date under the respective employment agreements between the Company and each of Mr. Mark Badgley and Mr. James Mischka.

(f) Certain Consents. Mr. Mark Badgley and Mr. James Mischka shall have given their consent to the transactions contemplated hereby to the extent required by the shareholders' agreement of the Company.

(g) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident thereto will be reasonably satisfactory in form and substance to the Seller Parties and their counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(h) Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Entity that are required to consummate the transactions contemplated hereby will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Company, and no such authorization, consent or approval will have been revoked.

(i) Consent under Real Property Lease. The Seller Parties shall have received evidence satisfactory to them that the landlord under the Real Property Lease has consented to the assignment of the Real Property Lease and that they have been released from any and all obligations accruing or arising after the Closing Date under the Real Property Lease.

(j) Termination of License Agreement. The License Agreement dated March 27, 2002 by and between Escada AG (as licensor) and the Company (as licensee) shall be terminated on or before the Closing Date.

ARTICLE VI
                                     CLOSING

SECTION 6.01 Closing Date. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022, at 10:00 a.m. simultaneously with the execution of this Agreement, or such other time and place as the parties may mutually agree. The date on which the Closing actually occurs will be referred to herein as the "Closing Date".

SECTION 6.02 Deliveries by the Seller Parties. At the Closing, the Seller Parties and Parent (as applicable) shall execute and deliver the following:

(i) such bills of sale, assignments, and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance, and delivery of the Purchased Assets to Buyer;

(ii)                                        the certifications referred to in
                                            Sections 5.01(c) and (d);

(iii)    an assignment of the Trademarks, in the form attached hereto as
                                            Exhibits 6.02(iii)(a) and (b); and

(iv)                                        the Registration Rights Agreement.

SECTION 6.03 Deliveries by the Buyer Parties. At the Closing, the Buyer Parties (as applicable) shall:

(i) pay the Purchase Price, which shall consist of certificates representing the shares of Candie's Common Stock duly registered in the name of the Company;

(ii)                                        execute and deliver the
                                            certifications referred to in
                                            Sections 5.02(c) and (d); and

(iii)                                       execute and deliver the Registration
                                            Rights Agreement.

ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

SECTION 7.01 Survival Past Closing. Any investigation or examination by the Buyer Parties of the business, properties or affairs of the Company shall not affect the representations and warranties of the Seller Parties herein contained. The representations and warranties of the parties herein contained shall survive the Closing until the Reset Date.

SECTION 7.02      Indemnification by the Seller Parties.

(a) The Seller Parties shall indemnify, defend and hold the Buyer Parties and their respective officers, directors, subsidiaries and Affiliates harmless from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' and accounting fees (collectively, "Losses") incurred by either of the Buyer Parties or any of their respective officers, directors, subsidiaries or Affiliates, arising out of or resulting from (i) any breach of any representation or warranty made by the Seller Parties and/or Parent contained in this Agreement,
(ii) the nonpayment or nonperformance of any covenant or obligation to be performed by the Seller Parties and/or Parent under this Agreement, (iii) the Excluded Assets or (iv) the Excluded Liabilities.

(b) If any claim for indemnification is asserted by the Buyer Parties against either of the Seller Parties and either of the Buyer Parties is covered by an insurance policy for such Losses, the Buyer Parties shall use their commercially reasonable efforts to seek indemnification or other payment under the applicable insurance policy or policies; provided, however, that the Buyer Parties shall not be obligated to commence any legal proceedings against any insurance provider for such purpose. The Buyer Parties shall give the Seller Parties notice of their intention to seek indemnification for such Losses from applicable insurance policies and, provided such notice is delivered in a timely manner, such notice shall also constitute notice for purposes of Section 7.05. In the event that the Buyer Parties are unable to collect sufficient insurance proceeds to be fully indemnified for their Losses, the Buyer Parties shall (i) be entitled to receive indemnification pursuant to this Article VIII; provided, that, the Seller Parties shall have the option, in their sole discretion, to pay such indemnification in Candie's Common Stock in an amount based on the value of the Common Stock as determined pursuant to Section 2.01; and (ii) as promptly as practicable, assign to the Seller Parties, without recourse, their respective claims for the uncollected Losses against the insurance provider or providers.

SECTION 7.03 Indemnification by the Buyer Parties. The Buyer Parties shall indemnify, defend and hold the Seller Parties and their respective Affiliates harmless from and against any and all Losses incurred by the Seller Parties or their Affiliates arising out of or resulting from (i) any breach of any representation or warranty made by the Buyer Parties contained in this Agreement, (ii) the nonpayment or nonperformance of any covenant or obligation to be performed by either of the Buyer Parties under this Agreement, (iii) any failure to pay any of the Assumed Liabilities (including the Real Property Lease for all periods after January 1, 2005) or (iv) the use or operation of the Purchased Assets or the conduct of business related thereto after the Closing.

SECTION 7.04      Limitation on Indemnification.

(a) Neither the Seller Parties pursuant to Section 7.02 nor the Buyer Parties pursuant to Section 7.03 shall be obligated to indemnify the other against any Losses until the Buyer Parties, on the one hand, or the Seller Parties, on the other hand, have incurred aggregate Losses in excess of $50,000 (the "Basket"); provided, that the Basket shall not be applicable to claims for indemnification against the Buyer Parties for breaches of Section 2.04 hereof. At such time as the aggregate Losses incurred by the Buyer Parties, on one hand, or Losses incurred by the Seller Parties, on the other hand, shall exceed the Basket, such party shall be entitled to receive the full amount of its Losses which is in excess of the Basket.

(b) From and after the Closing Date, the provisions of this Article VIII shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations or warranties made pursuant to this Agreement; provided, however, that the foregoing limitation shall not apply in cases of fraud, intentional misrepresentation or willful misconduct.

SECTION 7.05      Indemnification Procedures.

(a) If the Buyer Parties, on the one hand, or the Seller Parties, on the other hand, shall receive notice of any matter which such party or any of its officers, directors, subsidiaries, employees, agents, subsidiaries or Affiliates (any of the foregoing, an "Indemnitee"), has determined has given or, with respect to any matters, is reasonably likely to result in, a right of indemnification under this Agreement, the Indemnitee shall promptly give the indemnifying party (the "Indemnitor") written notice of such claim, stating the amount of the Losses, if known and method of computation thereof, all with reasonable particularity and including documentary proof, if available and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the claim, except to the extent the Indemnitor shall have been prejudiced by such failure.

(b) If an Indemnitee shall receive notice of any claim or proceeding initiated by a third party which is or may be subject to indemnification (each, a "Third Party Claim"), the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the Third Party Claim, except to the extent the Indemnitor shall have been prejudiced by such failure. In such event the Indemnitee shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its own expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all Losses that may result from such Third Party Claim and the Indemnitee is reasonably satisfied that the Indemnitor has sufficient funds available to pay any Losses resulting from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense of such claim by counsel of its own choice and at its own expense, provided that the Indemnitor and its counsel shall proceed with diligence and good faith with respect thereto. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any Third Party Claim and the fees and expenses of such counsel shall be at the expense of such Indemnitor if (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include such Indemnitee and any Indemnitor and such Indemnitee shall have been advised by its counsel that there is a conflict of interest between the Indemnitor and such Indemnitee with respect to such Third Party Claim or with respect to any legal defense which may be available; provided, however, that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

(c) In the event the Indemnitor exercises its right to undertake the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitee. No Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnitor may settle such Third Party Claim without the consent of the Indemnitee so long as the settlement (x) includes an unconditional release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from the third party claimant, (y) does not impose any liabilities or obligations on the Indemnitee and (z) with respect to any non-monetary provision of any settlement of a claim in which either of the Buyer Parties is the Indemnitee, does not impose conditions upon the Indemnitee which, in the Indemnitee's good faith judgment, could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitee alone or jointly with the Indemnitor, shall be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such claim without the consent of the Indemnitor so long as the settlement (x) includes an unconditional release of the Indemnitor, in form and substance reasonably satisfactory to the Indemnitor, from the claim by the Indemnitee and the third party claimant and (y) does not impose any liabilities or obligations on the Indemnitor.

ARTICLE VIII
                              ACTIONS AFTER CLOSING

SECTION 8.01 Books and Records. From the Closing Date, Buyer shall maintain such books and records of the Business as have been delivered to it by the Seller Parties until the time for the taking of any federal tax audit of the Company, or any group of which the Company is a member, for its fiscal year 2004 shall have expired and shall provide the Seller Parties and their representatives reasonable access thereto in order to enable the Company to (a) prepare its financial statements, (b) prepare its tax returns, and (c) perform any other acts reasonably related to the Seller Parties' former interest in the Business.

SECTION 8.02      Leased Premises and Limited Trademark License

                           (a) The Seller Parties hereby covenant and agree that
the Company will not terminate the Real Property
Lease, or dispose of any fixtures and equipment of the Company located at the California Leased Premises, prior to January 1, 2005, and will cease all of its operations at the California Leased Premises as of January 1, 2005. The Seller Parties agree that all use of Trademarks by the Company and Parent shall cease from the Closing Date, except as set forth in this Section 8.02 and Section 8.07.

                           (b) The Buyer hereby grants to the Company a limited,
royalty free license to utilize the Trademark in conjunction solely with operating the California Leased Premises until January 1, 2005, in a manner substantially similar to the manner it was operated prior to the Closing Date, as further described below.

     (c) The Buyer expressly recognizes the Company's prior use of the Trademarks and the quality, integrity, goodwill and reputation of the goods, including the Existing Inventory, and services associated with the Trademarks. The Company agrees to continue to offer goods and services under the Trademarks in the same quality manner in which it has offered its goods and services in the past. In connection with this assurance of quality, the Buyer shall have the right, during reasonable business hours to inspect the California Leased Premises. Should the Buyer ever notify the Company that any of the products or services offered under the Trademarks fail to comply with the agreed standards, the Company shall promptly (but in no event later than 60 days) proceed to correct such defects in accordance with the instructions from the Buyer with respect thereto.

                           (d) The Company recognizes the Buyer's title in and
to the Trademarks from and after the Closing Date, and all use of the Trademarks by the Company shall at all times inure to the benefit of the Buyer.

SECTION 8.03 Current Information. With a view to making available to the Company the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit the Company to sell Candie's Common Stock to the public without registration, Candie's covenants that it shall, for the period commencing on the date hereof and until the earlier to occur of (i) the sale by the Company of the shares of Candie's Common Stock issued hereunder to the Company or (ii) such time as such shares are eligible to be sold by the Company under the provisions of Rule 144(k) of the Securities Act, or any successor rule thereto, maintain its listing on Nasdaq (or the Nasdaq SmallCap Market), and use its commercially reasonable efforts to
(x) file in a timely manner all reports required to be filed by it under Rule 13 or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder and (y) take such further action as the Company may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144), all to the extent required from time to time to enable the Company to sell Candie's Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time. Upon the written request of the Company, Candie's shall deliver to the Company a written statement as to whether it has complied with such requirements.

SECTION 8.04 Registration Rights. Candie's shall use its commercially reasonable efforts to cause all of the shares of Candie's Common Stock received by the Company pursuant to Article II herein (both on the Closing Date and the Reset
Date) to be registered for sale by the Company (or its transferees) on a shelf registration statement on Form S-3 or another applicable form available to Candie's (the "Registration Statement"). The Registration Statement shall be filed by Candie's with the SEC not later than twenty (20) days following the Closing. Candie's shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof. On the Closing Date, Candies and the Company shall enter into a registration rights agreement substantially in the form annexed hereto as Exhibit 8.04 (the "Registration Rights Agreement").

SECTION 8.05 Further Assurances. The parties hereto shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further reasonably available Trademark information and such other non-confidential information; (b) execute and deliver to each other such other documents (including, but not limited to, the execution of such documents to the extent necessary to evidence and effect recordation of the assignment of all of the Trademarks after the Closing Date should recording of the Trademark Assignments in any country require the execution or re-execution of any additional documents); and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated thereby.

SECTION 8.06 Non-Disparagement. For a period of two (2) years after the Closing Date, neither the Seller Parties nor any of their officers, employees, agents or shareholders shall take any action with the intent of diminishing the value of the Purchased Assets or any action that would materially interfere with the business of Buyer to be engaged in immediately after the Closing Date, including disparaging the business of Buyer.

SECTION 8.07 Disposal of Existing Inventory(a) In connection with the assignment and assumption of the Real Property Lease, on January 1, 2005 Buyer shall purchase the Fall 2004 "left-to-sell" inventory or the remaining Fall 2004 inventory, which shall include any apparel, handbags and shoes but exclude any bridalwear (the "Existing Inventory"). The purchase price for the Existing Inventory shall be paid in cash in an amount equal to 17.5% of the original full retail price of the Existing Inventory. Such purchase price shall be paid by certified check or by wire in immediately available funds to an account designated by the Company within three (3) business days of the receipt by Buyer of a report setting forth the results of a physical count of the Existing Inventory certified by the Chief Financial Officer of the Company.

(b) The Company shall be permitted to sell any remaining inventory not purchased pursuant to Section 8.07(a) at sample sales and through such other outlets as Buyer may consent to, such consent not to be unreasonably withheld or delayed.

(c) The Seller Parties agree to satisfy any and all Mark Downs prior to January 1, 2005.

ARTICLE IX
                                     NOTICES

                  Any notice required or permitted to be given by any party under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next business day after delivery to a nationally recognized overnight courier service, when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or facsimile number indicated below for such party or at such other address as such party may designate upon written notice to the other parties (except that notice of change of address shall be deemed given upon receipt).

(a) In the case of the Buyer Parties:

                                 Candie's, Inc.
                                 215 West 40th Street
                                 6th Floor
                                 New York, New York 10018
                                 Attn: Senior Vice President and General Counsel
                                 Facsimile: 212-391-2057

                                 With a copy to:

                                 Blank Rome LLP
                                 405 Lexington Avenue
                                 New York, New York 10174
                                 Attn.: Robert Mittman, Esq.
                                 Facsimile:  212-885-5001

(b) In the case of the Seller Parties:

                                 B.E.M. Enterprise, Ltd.
                                 c/o Escada (USA) Inc.
                                 10 Mulholland Drive
                                 Hasbrouck Heights, New Jersey 07604
                                 Attn:   Chief Financial Officer
                                         and General Counsel
                                 Facsimile:       201-462-6440
                                 Telephone:       201-462-6000

                                 With a copy to:
                                 Akin, Gump, Strauss, Hauer, & Feld, LLP
                                 590 Madison Avenue
                                 New York, New York 10022
                                 Attn: Steven H. Scheinman
                                 Facsimile:       212-872-1002

ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01 Expenses. Irrespective of whether the Closing is effected and except as otherwise expressly provided herein, the Buyer Parties shall pay all costs and expenses that they incur and the Seller Parties shall pay all costs and expenses that they incur, including, but not limited to, legal, accounting, financial advisory and investment banking fees and expenses, with respect to the negotiation and execution of this Agreement and any other documents or instruments to be executed and delivered pursuant hereto and the performance of any covenants to be performed by such party and satisfaction of any conditions to be satisfied by such party which are contained herein or therein. The provisions of this Section 10.01 shall survive any termination of this Agreement.

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

SECTION 10.02 Entire Agreement. This Agreement, together with the Company Disclosure Schedule and Exhibits hereto and the documents and instruments to be executed and delivered pursuant hereto, constitute the entire understanding and agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings among such parties with respect to the subject matter hereof.

SECTION 10.03 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party hereto, to exercise and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by any party hereto, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 10.04 Successors and Assigns. Neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.05 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

SECTION 10.06 Severability. If any provision of this Agreement, as applied to any part or to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

SECTION 10.07 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

SECTION 10.08 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other document or instrument to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

SECTION 10.09 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. From and after the Closing Date, the provisions contained in
Article VIII herein shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations or warranties made pursuant to Articles III or IV of this Agreement, absent fraud or intentional misrepresentation.

SECTION 10.10 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

SECTION 10.12 Certain References. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The terms "herein", "hereof" or "hereunder" or similar terms as used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement. All references to the term "business day" shall mean any day on which banking institutions in New York are not required or permitted to be closed. When the phrase "to the knowledge of" or similar phrases are used in this Agreement, the term "knowledge" shall be defined to mean the actual knowledge of the officers, directors, managers or partners of the entity referenced thereby, after conducting a reasonable investigation regarding the accuracy of the representation and warranty made herein by such entity or individual.

SECTION 10.13 Interpretation. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

SECTION 10.14 Joint and Several Liability. Except as otherwise noted, the obligations and liabilities under this Agreement of the Seller Parties, on the one hand, and the Buyer Parties, on the other hand, shall be joint and several.

SECTION 10.15 Broker. The Seller Parties and the Buyer Parties represent and warrant to the other that they have not dealt with any other broker or finder in connection with this transaction. The Seller Parties and the Buyer Parties agree to indemnify and hold the other harmless from and against all liabilities (including but not limited to reasonable attorney's fees) incurred by the other by reason of any claims or suits by any person or persons for brokerage commission, finder's fees or other compensation on account of a breach of the foregoing representation.

SECTION 10.16 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business, operations or affairs of the other parties hereto to which such party has been or shall become privy by reason of the Transaction Documents, discussions or negotiations relating thereto, the performance of its obligations thereunder or the ownership of the Purchased Assets purchased hereunder. No press release or public announcement relating to this Agreement or the transactions contemplated hereby shall be made without the approval of Escada and Candie's, except as may be required by applicable law or any listing arrangement with any securities exchange.

SECTION 10.17 Bulk Sales Laws. The Buyer Parties and the Seller Parties hereby waive compliance with the bulk sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.



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



032140.0007 EAST  7268846 v9
                  In witness whereof, the parties hereto have executed this Agreement as of the date first above written.


CANDIE'S:                                          CANDIE'S, INC.

                                               By: /s/ Neil Cole
                                             Name: Neil Cole
                                            Title: President, CEO


BUYER:                                             BADGLEY MISCHKA LICENSING LLC

                                               By: /s/ Neil Cole
                                             Name: Neil Cole
                                                   Title: President, CEO


COMPANY:                                           B.E.M. ENTERPRISE, LTD.

                                               By: /s/ Christian D. Marques
                                             Name: Christian D. Marques
                                            Title: CFO


ESCADA:                                            ESCADA (USA) INC.

                                               By: /s/ Lawrence C. DeParis
                                             Name: Lawrence C. DeParis
                                            Title: President

                                     ANNEX A

                                  Defined Terms

                  The following terms used in this Agreement shall have the meanings set forth in the corresponding Articles, Sections or subsections of this Agreement:

         "Agreement"                                          Heading Paragraph
         "Allocation"                                         Section 2.03
         "Assumed Agreements"                                 Section 1.03
         "Assumed Liabilities"                                Section 2.04
         "Balance Sheet"                                      Section 3.07
         "Basket"                                             Section 7.04(a)
         "Business"                                           Whereas Clause 1
         "Buyer"                                              Heading Paragraph
         "Buyer Parties"                                      Heading Paragraph
         "California Leased Premises"                         Section 1.01(c)
         "Candie's"                                           Heading Paragraph
         "Candie's Common Stock"                              Section 2.01
         "Closing"                                            Section 6.01
         "Closing Date"                                       Section 6.01
         "Closing Price"                                      Section 2.01
         "Company"                                            Heading Paragraph
         "Company Disclosure Schedule"                        Article III
         "CPA Firm"                                           Section 2.03
         "Escada"                                             Heading Paragraph
         "Exchange Act"                                       Section 4.06
         "Excluded Assets"                                    Section 1.02
         "Excluded Liabilities"                               Section 2.05
         "Existing Inventory"                                 Section 8.06(a)
         "GAAP"                                               Section 4.06
         "Indemnitee"                                         Section 7.05(a)
         "Indemnitor"                                         Section 7.05(a)
         "Interim Balance Sheet"                              Section 3.07
         "Losses"                                             Section 7.02(a)
         "Mark Downs"                                         Section 3.08
         "Nasdaq"                                             Section 2.01
         "Product"                                            Whereas Clause 1
         "Purchase Price"                                     Section 2.01
         "Purchased Assets"                                   Section 1.01
         "Real Property Lease"                                Section 3.04
         "Registration Rights Agreement"                      Section 8.04
         "Registration Statement"                             Section 8.04
         "Release Consideration"                              Section 2.04
         "Reset Price"                                        Section 2.02(a)
         "SEC"                                                Section 4.06

         "SEC Reports"                                        Section 4.06
         "Securities Act"                                     Section 4.06
         "Seller Parties"                                     Heading Paragraph
         "Share Payment"                                      Section 2.01
         "Third Party Claim"                                  Section 7.05(b)
         "Transaction Documents"                              Section 1.02

When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

"Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, owns, or is owned by, or is under common ownership with, such Person. For purposes of this definition, the term "own" (including, with correlative meanings, "owned by" and "under common ownership with") as applied to any Person means the ownership of more than 50% of the voting securities (or their equivalent) of such Person.

"Design and Marketing Assets" shall mean all of the following used by the Company in connection with the Business, whether presently used or in development in any and all media, including, without limitation, computer storage media, written or hard copy, sketches, photographic form, silk screens, transparencies, audio recording, or other form: (i) all samples, patterns, press books, designs and art work; (ii) all marketing promotional sales and advertising materials; (iii) all catalogues; (iv) all marketing information, including without limitation, all market research and focus group reports; and
(v) all archive garments set forth on Schedule A.

"Governmental Entity" shall mean any public body or authority, including courts of competent jurisdiction, domestic or foreign.

"Intellectual Property" shall mean all intellectual property owned by the Company in connection with the Business, including, without limitation, all of the following categories of assets: (i) all statutory and common law trademarks (other than the Trademarks), service marks, trademark rights, trade names, trade dress, trade styles, brand names and logos, all variations and derivatives thereof and all associated goodwill symbolized thereby or connected therewith, as well as all rights corresponding thereto throughout the world; (ii) all copyrights and all other intellectual property whether registered or unregistered; (iii) all patents, design patents, design registrations and common law rights; (iv) any and all trade secrets, specifications and know-how, including artwork, drawings and specifications; (v) all domain names registered by the Company, including badgley-mischka.com; (vi) any and all present and future claims, causes of action and choses in action relating to the Intellectual Property; (vii) all formulae, processes and the like, including, without limitation, all formulations and processes necessary to produce fragrances that have been or are presently part of the Company's product lines;
(viii) proprietary and technical information and data, methods, procedures, as well as refinements thereof and improvements thereof; and (ix) all goodwill related to the Business or any of the foregoing.

"Lien" shall mean pledges, mortgages, security interests, claims, charges and other encumbrances of any kind or nature whatsoever.

"Parent" shall mean Escada AG, a German corporation and the sole stockholder of Escada.

"Permitted Liens" shall mean Liens for taxes, assessments or governmental charges or landlords', mechanics', materialmen's or supplier's Liens, in each
(i) case that are not delinquent, (ii) which are being contested in good faith and (iii) which are not material.

"Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

"Reset Date" shall mean the date that is 180 calendar days immediately following the Closing Date.

"Trademarks" shall mean all trademarks, service marks, trade names, trade styles, brand names and logos listed on Schedule 3.05, and all associated goodwill symbolized thereby or connected therewith, and all registrations and applications listed therein, as well as all rights corresponding thereto throughout the world any and all present and future claims, causes of action and choses in action relating to the Trademarks.

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted schedules and exhibits to the Asset Purchase Agreement. Candies, Inc. agrees to provide complete copies of the foregoing schedules upon request.

 Schedule A                               Archive Garments
 Schedule 1.01(e)                         Insurance Policies
 Schedule 1.02                            Excluded Assets
 Schedule 1.03                            Assumed Agreements
 Schedule 2.03                            Allocation of Purchase Price
 Schedule 3.04                            Real Property
 Schedule 3.05                            Intellectual Property and Trademarks

 Exhibit 6.02(iii)(a) and (b)             Master Trademark Assignment Agreements
 Exhibit 8.04                             Registration Rights Agreement





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